Exhibit 10.2

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into on 09 / 10 /2026.

BETWEEN:

(1)	VS MEDIA HOLDINGS LIMITED (to be renamed Forcendra Holding Limited), a BVI business company limited by shares incorporated in the British Virgin Islands (B.C. No. 2091779) whose registered office is at Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands, and whose Class A Ordinary Shares are listed on The Nasdaq Stock Market (the “Seller” or the “Parent”); and

(2)	MILLION HONOR LIMITED (萬譽有限公司), a BVI business company limited by shares incorporated in the British Virgin Islands (B.C. No. 1917873), whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110,British Virgin Islands, VG1110, a third party unaffiliated with the Seller (the “Purchaser”), each a “Party” and together the “Parties”.

RECITALS:

(A)	The Seller is the sole legal and beneficial owner of all of the issued shares in VSM Holdings Limited (“VSM”), a BVI business company limited by shares incorporated in the British Virgin Islands (B.C. No. 1867098).

(B)	The Purchaser is a third party unaffiliated with the Seller.

(C)	The board of directors of the Seller has determined that it is in the best interest of the Seller to dispose its entire shareholding in VSM to a third party unaffiliated with the Seller for nominal consideration.

(E)	This Agreement gives effect to the sale and transfer of all of the Seller’s shares in VSM to the Purchaser，subject to and conditional upon the approval of the shareholders of the Parent (the “EGM Approval”).

NOW, THEREFORE, IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	In this Agreement, unless the context otherwise requires, the following terms shall have the meanings set out below:

“Agreement” means this Share Purchase Agreement, including the recitals hereto;

“Assumed Liabilities” means all debts, liabilities, and obligations of VSM and each of VSM’s direct and indirect subsidiaries of any kind or nature, whether known or unknown, disclosed or undisclosed, accrued, absolute, contingent, or otherwise, and whether arising before, on, or after the Completion Date, including (i) all indebtedness for borrowed money, (ii) all trade payables and accrued expenses, (iii) all obligations under contracts, leases, licenses, and other agreements, (iv) all liabilities arising from any litigation, arbitration, administrative, or regulatory proceedings, (v) all tax liabilities, (vi) all employment-related liabilities, including salaries, benefits, severance, and pension obligations, (vii) all intercompany payables owed to the Seller or any member of the Seller’s corporate group, and (viii) all other liabilities and obligations, howsoever arising;

“BVI Act” means the BVI Business Companies Act, 2004 (as amended from time to time);

“Completion” means the completion of the sale and transfer of the Sale Shares pursuant to Clause 7;

“Completion Date” means the date on which Completion takes place, being the date on which all of the conditions set out in Clause 6 have been satisfied (or waived) or such other date as the Parties may agree in writing;

“Consideration” has the meaning given to it in Clause 3.1;

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind, or any other type of preferential arrangement (including a title transfer or retention arrangement) having similar effect;

“EGM Approval” has the meaning given to it in Recital (E);

“Purchaser’s Warranties” means the representations and warranties of the Purchaser set out in Clause 5;

“Sale Shares” means all of the issued shares in the capital of VSM, representing 100% of the issued share capital of VSM;

“Seller’s Warranties” means the representations and warranties of the Seller set out in Clause 4;

“VSM” means VSM Holdings Limited, a BVI business company limited by shares (B.C. No. 1867098).

1.2	In this Agreement, unless the context otherwise requires:

(i)	references to clauses and recitals are to clauses of, and recitals to, this Agreement;

(ii)	words importing the singular include the plural and vice versa;

(iii)	references to a “person” include any individual, body corporate, partnership, unincorporated association, government, or governmental agency;

(iv)	headings are for convenience only and shall not affect the interpretation of this Agreement; and

(v)	references to any statute or statutory provision include any subordinate legislation made under it and any modification, re-enactment, or replacement thereof.

2.	SALE AND TRANSFER

2.1	Subject to the terms and conditions of this Agreement, the Seller shall sell, and the Purchaser shall purchase, the Sale Shares, free and clear of all Encumbrances, together with all rights attaching or accruing to them as at the Completion Date, including all rights to any dividend or distribution declared, made, or paid after the date of this Agreement.

3.	CONSIDERATION

3.1	The aggregate consideration for the sale and transfer of the Sale Shares shall be United States Dollars One (US$1.00) (the “Consideration”), payable in cash by the Purchaser to the Seller at Completion.

3.2	The Parties acknowledge and agree that the Consideration reflects and has been agreed on an arm’s-length basis between the Seller and the Purchaser.

3.3	Receipt of the Consideration by or on behalf of the Seller shall constitute a full and complete discharge of the Purchaser’s obligation to pay the Consideration.

4.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

4.1	The Seller represents and warrants to the Purchaser that, as of the date of this Agreement and as of the Completion Date, each of the following statements is true and accurate in all material respects:

(a)	the Seller is duly incorporated and validly existing as a BVI business company under the BVI Act;

(b)	the Seller has full power and authority to enter into and perform its obligations under this Agreement;

(c)	all necessary corporate actions, consents, approvals, and authorizations required for the execution, delivery, and performance of this Agreement by the Seller have been duly obtained;

(d)	the execution, delivery, and performance of this Agreement by the Seller does not and will not (i) conflict with or result in a breach of any provision of the constitutional documents of the Seller or VSM, (ii) conflict with or result in a breach of any agreement, instrument, or obligation to which the Seller is a party or by which it is bound, or (iii) violate any applicable law, regulation, order, or judgment;

(e)	this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid, and binding obligation of the Seller, enforceable against it in accordance with its terms;

(f)	the Seller is the sole legal and beneficial owner of the Sale Shares;

(g)	the Sale Shares have been duly authorized, are validly issued, and are fully paid and non-assessable;

(h)	the Sale Shares are free and clear of all Encumbrances;

(i)	there are no outstanding options, warrants, convertible securities, or other rights to subscribe for or acquire any shares or other securities in the capital of VSM;

(j)	to the Seller’s knowledge, there are no material undisclosed liabilities of VSM or any of its direct or indirect subsidiaries other than liabilities arising in the ordinary course of business that have been disclosed to the Purchaser prior to the date of this Agreement;

(k)	to the Seller’s knowledge, VSM is not a party to any material litigation, arbitration, administrative, or regulatory proceedings, and no such proceedings are pending or threatened against VSM; and

(l)	VSM is not subject to any insolvency proceedings and no steps have been taken or are threatened to place VSM into administration, receivership, liquidation, or any analogous proceedings under the BVI Act or any other applicable law.

4.2	The Seller’s Warranties are given subject to and qualified by such matters as have been fairly disclosed in writing by the Seller to the Purchaser prior to the date of this Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	The Purchaser represents and warrants to the Seller that, as of the date of this Agreement and as of the Completion Date, each of the following statements is true and accurate in all material respects:

(a)	the Purchaser is duly incorporated and validly existing under the BVI Act;

(b)	the Purchaser has full power and authority to enter into and perform its obligations under this Agreement;

(c)	all necessary corporate actions, consents, approvals, and authorizations required for the execution, delivery, and performance of this Agreement by the Purchaser have been duly obtained;

(d)	the execution, delivery, and performance of this Agreement by the Purchaser does not and will not (i) conflict with or result in a breach of any provision of the constitutional documents of the Purchaser, (ii) conflict with or result in a breach of any agreement, instrument, or obligation to which the Purchaser is a party or by which it is bound, or (iii) violate any applicable law, regulation, order, or judgment;

(e)	this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid, and binding obligation of the Purchaser, enforceable against it in accordance with its terms;

(f)	the Purchaser has conducted its own independent due diligence and investigation of VSM and each of VSM’s direct and indirect subsidiaries, their respective business, assets, liabilities, financial condition, and prospects, and the Purchaser is acquiring the Sale Shares on an “as is, where is” basis, without any representation or warranty from the Seller except as expressly set forth in Clause 4; and

(g)	the Purchaser acknowledges that it is not relying on any statement, representation, or warranty of the Seller or any of its directors, officers, employees, agents, or advisors other than the representations and warranties expressly set forth in Clause 4 of this Agreement.

6.	CONDITIONS TO COMPLETION

6.1	Completion is conditional upon the satisfaction (or waiver by the relevant Party) of each of the following conditions:

(ii)	the Seller’s Warranties being true and accurate in all material respects at and as of the Completion Date;

(iii)	the Purchaser’s Warranties being true and accurate in all material respects at and as of the Completion Date; and

(iv)	no order, injunction, decree, or judgment of any court, governmental authority, or regulatory body being in effect that prohibits, restrains, or enjoins the consummation of the transactions contemplated by this Agreement; and

(v)	the EGM Approval having been duly obtained in accordance with the constitutional documents of the Seller and applicable law.

6.2	If the conditions set out in Clause 6.1 have not been satisfied (or waived) on or before October 15, 2026 (the “Long Stop Date”), this Agreement shall be automatically terminated.

7.	COMPLETION

7.1	Completion shall take place on the Completion Date.

7.2	At Completion, the Seller shall:

(i)	deliver to the Purchaser the original share certificate(s) in respect of the Sale Shares (or an indemnity in a form reasonably satisfactory to the Purchaser in respect of any lost certificate(s));

(ii)	deliver to the Purchaser a duly executed instrument of transfer in respect of the Sale Shares in favor of the Purchaser;

(iii)	deliver to the Purchaser certified copies of the resolutions of the board of directors of VSM approving the registration of the transfer of the Sale Shares to the Purchaser and the entry of the Purchaser’s name in the register of members of VSM as the holder of the Sale Shares;

(iv)	procure that the name of the Purchaser is entered in the register of members of VSM as the holder of the Sale Shares; and

(v)	deliver to the Purchaser new share certificate(s) issued by VSM in the name of the Purchaser in respect of the Sale Shares.

7.3	At Completion, the Purchaser shall pay the Consideration to the Seller in cash.

8.	FURTHER ASSURANCES

8.1 Each Party shall, at its own cost, execute and deliver such further documents and take such further actions as may be reasonably necessary to give full effect to the transactions contemplated by this Agreement.

9.	ASSUMPTION OF LIABILITIES, RELEASE, AND INDEMNIFICATION

9.1 Effective as of Completion, the Purchaser hereby assumes, and covenants and agrees to pay, perform, satisfy, and discharge when due, all Assumed Liabilities. The Purchaser acknowledges and agrees that from and after the Completion Date, the Purchaser shall be solely responsible for all Assumed Liabilities, and the Seller and each member of the Seller’s corporate group shall have no responsibility or liability whatsoever with respect to any Assumed Liabilities.

9.2 The Purchaser hereby releases and forever discharges the Seller and each member of the Seller’s corporate group, and their respective directors, officers, employees, and agents, from any and all claims, demands, actions, causes of action, liabilities, and obligations of any kind relating to or arising out of the Assumed Liabilities or the business, assets, or operations of VSM or any of VSM’s direct or indirect subsidiaries, whether arising before, on, or after the Completion Date.

9.3 The Purchaser shall indemnify and hold harmless the Seller and its affiliates, and their respective directors, officers, employees, and agents (each, an “Indemnified Person”), from and against all losses, claims, liabilities, damages, costs, and expenses (including reasonable legal fees) suffered or incurred by any Indemnified Person to the extent arising out of or in connection with (i) any Assumed Liability, (ii) any breach by the Purchaser of its obligations under this Clause 9, or (iii) any liability or obligation of VSM or any of VSM’s direct or indirect subsidiaries that is asserted against any Indemnified Person after the Completion Date, regardless of when the underlying liability or obligation arose.

9.4 The indemnification and other obligations of the Purchaser under this Clause 9 shall survive Completion and shall not be subject to any limitation as to time or amount.

9.5 The Purchaser shall procure that VSM and each of VSM’s direct and indirect subsidiaries shall duly and punctually pay, perform, and discharge all Assumed Liabilities as and when they become due, and shall not permit any Assumed Liabilities to be asserted against any Indemnified Person.

10.	AUDIT COOPERATION OBLIGATION

10.1 The Purchaser acknowledges that the Seller, as a company whose Class A Ordinary Shares are listed on The Nasdaq Stock Market, is required to file periodic reports with the U.S. Securities and Exchange Commission containing audited consolidated financial statements. The Purchaser further acknowledges that the audit of the Seller’s consolidated financial statements through the Completion Date (collectively, the “Post-Closing Audit”), may not be completed prior to the Completion Date.

10.2 From and after Completion, the Purchaser shall, and shall cause VSM and each of VSM’s direct and indirect subsidiaries to, fully cooperate with the Seller, its auditors, accountants, and advisors in connection with the Post-Closing Audit. Such cooperation shall include, without limitation: (i) providing timely access to all books, records, accounts, documents, and information of VSM and its subsidiaries; (ii) making available the officers, directors, employees, and agents of VSM and its subsidiaries for interviews, inquiries, and the provision of information; (iii) executing and delivering any certifications, confirmations, management representation letters, or other documents reasonably requested by the Seller or its auditors; and (iv) taking all other actions reasonably necessary to facilitate the completion of the Post-Closing Audit.

10.3 The Seller and the Purchaser shall jointly establish the timetable for the Post-Closing Audit and use their best efforts to ensure its completion within seventy-four (74) days after the Completion Date.The Seller shall be responsible for all necessary applications, submissions and regulatory filings relating to the Post-Closing Audit. The Purchaser shall fully, promptly and unconditionally cooperate with the Seller and the auditors, and shall ensure that VSM and each of its direct and indirect subsidiaries does the same, including by providing all required financial statements, accounting records, supporting documents, information, explanations, confirmations and other audit materials.The Purchaser shall respond to and fully comply with all audit requests and inquiries within five (5) Business Days of receipt, or within such shorter period as reasonably required to meet the seventy-four (74) day deadline.

10.4 If the Post-Closing Audit is delayed or not completed within seventy-four (74) days after the Completion Date due to any failure, refusal, omission or delay by the Purchaser, VSM or any of VSM’s direct or indirect subsidiaries to provide required audit materials or cooperate in accordance with Clause 10.3, the Purchaser shall bear full responsibility for all resulting legal and financial consequences to the extent attributable to such failure, refusal, omission or delay.The Purchaser shall indemnify and hold harmless the Seller, its affiliates and their respective directors, officers, employees and agents against all resulting losses, claims, liabilities, damages, costs, expenses, fines and penalties (including reasonable legal fees), including, without limitation, SEC enforcement actions, late filing fees, regulatory penalties, delisting proceedings, securities litigation and reputational harm.

10.5 The obligations of the Purchaser under this Clause 10 shall survive Completion and shall continue until six (6) months after the Completion Date.

11.	COSTS AND EXPENSES

11.1 Unless otherwise agreed in writing, each Party shall bear its own costs and expenses (including legal and advisory fees) incurred in connection with the negotiation, preparation, execution, and performance of this Agreement.

11.2 Any stamp duty, transfer tax, or similar tax arising in connection with the transfer of the Sale Shares shall be borne by the Purchaser.

12.	CONFIDENTIALITY

12.1 Each Party undertakes to keep confidential and not to disclose to any third party any information relating to the provisions or subject matter of this Agreement or to the other Party’s business, affairs, or financial position that it may obtain in connection with this Agreement, except as may be required by applicable law, regulation, any governmental or regulatory authority, or the rules of any stock exchange on which the securities of either Party are listed.

12.2 The obligations in Clause 12.1 shall not apply to any information that: (i) is or becomes publicly available other than through a breach of this Clause 12; (ii) was already lawfully in the possession of the receiving Party prior to its disclosure; or (iii) is required to be disclosed by applicable law, regulation, or order of a court or governmental authority of competent jurisdiction.

13.	ENTIRE AGREEMENT

13.1 This Agreement (together with any documents referred to herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, undertakings, and agreements between the Parties relating thereto. No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties.

14.	COUNTERPARTS

14.1 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by email (including in portable document format (.pdf)) shall be effective as delivery of a manually executed counterpart.

15.	GOVERNING LAW AND DISPUTE RESOLUTION

15.1 This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the British Virgin Islands.

15.2 The courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine any suit, action, or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written

For and on behalf of the Seller:

VS MEDIA HOLDINGS LIMITED

Signature:	/s/ Eng Yong Julius Toh
Name:	Eng Yong Julius Toh
Title:	Chief Executive Officer
Contact Address:
Email:

For and on behalf of the Purchaser:

MILLION HONOR LIMITED
Company No.: 1917873

Director 1:

Signature:	/s/ GAO SHENG JUN
Name:	GAO SHENG JUN
Title:	Director
Contact Address:
Email:

Director 2:

Signature:	/s/ KAO YU
Name:	KAO YU
Title:	Director
Contact Address:
Email:

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